SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of report (Date of earliest event reported) May 22, 1998
                                                      ------------

                         AMBASSADORS INTERNATIONAL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

                 (State or Other Jurisdiction of Incorporation)

             0-26420                                        91-1688605
     ------------------------                           -------------------
     (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

              Dwight D. Eisenhower Building, 110 So. Ferrall St.,
                           Spokane, Washington 99202
              ---------------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)

                                 (509) 534-6200
              ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
              ---------------------------------------------------
                   (Former Name or Former Address, if Changed
                               Since Last Report)

     Item 2.  Other Events
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     On May 22, 1998 (the "Closing Date"), Ambassador Performance Group,
     Inc., a Delaware corporation ("APG"), a wholly-owned subsidiary of Ambassadors International, Inc. (the "Company"), acquired all of the outstanding shares of common stock (the "Shares") of Incentive Associates, Inc., a California corporation ("IAI"), pursuant to a certain Agreement and Plan of Merger dated May 22, 1998 by and among APG, the Company, IAI, Wayne Wright and Russ Medevic (the latter two individuals collectively referred to as the "Selling Shareholders").

     The Shares were acquired for $4,300,000 as follows: $1,800,000 paid in cash (subject to adjustment as described below) and $2,500,000 delivered in the form of 85,672 shares of the Company's common stock. The Selling Shareholders were granted certain "piggyback" registration rights with respect to the shares they received.

     For each of the twelve-month periods ending March 31, 1999, 2000, 2001, and 2002, the Company will be required to make additional payments to the Selling Shareholders in the following amounts: (i) for the first year, an amount equal to 80% of IAI's revenues from clients, prospects and account executives as of the Closing Date, less program costs ("Gross Profits"), between $2,000,000 and $3,200,000, 50% of the Gross Profits between $3,200,000 and $4,000,000, and 15% of the Gross Profits in excess of $4,000,000; and (ii) for each of the second, third and fourth years, 60% of the Gross Profits between $2,200,000 and $3,000,000, 50% of the Gross Profits between $3,000,000 and $4,000,000, and 15% of the Gross Profits in excess of $4,000,000. Each such additional payment will be paid one-half in cash and one-half in the Company's common stock at its market value on the date of such payment.

     The cash portion of the purchase price is subject to adjustment as follows. Within six months after the Closing Date, a determination will be made, as of April 1, 1998, as to the difference between (i) the sum of cash, prepaid expenses and collected accounts receivable of IAI and (ii) the sum of the liabilities and deposits of IAI. If the amount calculated in (i) exceeds the amount calculated in (ii), the Company will pay the difference to the Selling Shareholders; if the amount calculated in (ii) exceeds the amount calculated in (i), the Selling Shareholders will pay the difference to the Company. Of the $1,800,000 cash portion of the purchase price required to be paid by the Company on the Closing Date, there was a "holdback" of $50,000 until the above calculations are finalized.

     The purchase price for the Shares was arrived at through arms' length negotiations between the Company and the Selling Shareholders, neither of whom is an affiliate of the Company. The cash portion of the purchase price came from funds raised in previous public offerings of the Company's common stock.

     IAI has been in the business of providing travel incentive, business meeting and conference planning services from its offices in Orange County, California. Its operations will be consolidated with those of APG in Newport Beach, California.

     The Selling Shareholders have each entered into five-year employment agreements and non-competition agreements with APG, pursuant to which, among other things, each was granted, as of the Closing Date, options to purchase 7,500 shares of the Company's Common Stock, and the opportunity to receive further options based on achievement of certain incentive targets.


     Item 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits
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     (c)  Exhibits

          2.5 Agreement and Plan of Merger, dated May 22, 1998 by and among Ambassadors International, Inc., Ambassador
               Performance Group, Inc., Incentive Associates, Inc., Wayne Wright and Russ Medevic.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


     Dated:  June 4, 1998
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                              AMBASSADORS INTERNATIONAL, INC.



                              By  /s/ John A. Ueberroth
                                  ----------------------------
                                  John A. Ueberroth, President